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                                                                     EXHIBIT 4.5
                           USFREIGHTWAYS CORPORATION

                          FIRST SUPPLEMENTAL INDENTURE


          This FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), is dated as of January 31, 2000, by The Cuxhaven Group, Inc., a Maryland corporation, Imua Handling Corporation, a Hawaii corporation, Tri-Star Transportation, Inc., a Tennessee corporation, USF Distribution Services of Texas Inc., a Texas corporation and USF Worldwide (Puerto Rico) Inc., a Puerto Rico corporation (each, a "New Guarantor Subsidiary"), each a subsidiary of USFreightways Corporation (or its successor), a Delaware corporation (the "Company"), on behalf of itself and the Guarantors (the "Existing Guarantor Subsidiaries") under the indenture referred to below, and Bank One, Michigan (as the successor-in-interest to NBD Bank), a bank duly organized and existing under the laws of the State of Michigan, as trustee under the indenture referred to below (the "Trustee").

                             W I T N E S S E T H:

          WHEREAS, the Company and the Existing Guarantor Subsidiaries have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of May 5, 1999, providing for the issuance from time to time of the Company's debentures, notes or other evidences of indebtedness (herein called the "Securities"), to be issued in one or more series as provided in the Indenture; and

          WHEREAS, Section 1011 of the Indenture provides that the Company is required to cause each new Subsidiary (as defined in the Indenture) to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary shall become a Guarantor (as defined in the Indenture); and

          WHEREAS, pursuant to Section 901(10) of the Indenture, the Trustee, the Company and Existing Guarantor Subsidiaries are authorized to execute and deliver this Supplemental Indenture;

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each New Guarantor Subsidiary, the Company, the Existing Guarantor Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

          1.  Definitions.
              -----------

              (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

              (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "thereof" and "hereby" and other words of similar import
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used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

          2.  Agreement to Guarantee.  Each New Guarantor Subsidiary hereby
              ----------------------
agrees, jointly and severally with all other Existing Guarantor Subsidiaries, to guarantee the Company's obligations under the Securities on the terms subject to the conditions set forth in Section 1401 of the Indenture and to be bound by all other applicable provisions of the Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

          3.  Governing Law.  This Supplemental Indenture shall be governed by,
              -------------
and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

          4.  Trustee Makes No Representation.  The Trustee makes no
              -------------------------------
representation as to the validity or sufficiency of this Supplemental Indenture.

          5.  Counterparts.  The parties may sign any number of copies of this
              ------------
Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          6.  Effect of Headings.  The section headings herein are for
              ------------------
convenience only and shall not affect the construction thereof.

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          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.



                                     THE CUXHAVEN GROUP, INC.


                                     By: /s/ Christopher L. Ellis
                                         ____________________________________
                                         Name: Christopher L. Ellis
                                         Title: Vice President


                                     IMUA HANDLING CORPORATION


                                     By: /s/ Christopher L. Ellis
                                         ____________________________________
                                         Name: Christopher L. Ellis
                                         Title: Vice President

                                     TRI-STAR TRANSPORTATION, INC.


                                     By: /s/ Christopher L. Ellis
                                         ____________________________________
                                         Name: Christopher L. Ellis
                                         Title: Vice President

                                     USF DISTRIBUTION SERVICES OF TEXAS INC.


                                     By: /s/ Christopher L. Ellis
                                         ____________________________________
                                         Name: Christopher L. Ellis
                                         Title: Vice President

                                     USF WORLDWIDE (PUERTO RICO) INC.


                                     By: /s/ Christopher L. Ellis
                                         ____________________________________
                                         Name: Christopher L. Ellis
                                         Title: Vice President

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                                     USFREIGHTWAYS CORPORATION,
                                     on behalf of itself and the Existing
                                     Guarantor Subsidiaries


                                     By: /s/ Christopher L. Ellis
                                         ____________________________________
                                         Name: Christopher L. Ellis
                                         Title: Senior Vice President, Finance
                                                and Chief Financial Officer

                                     BANK ONE, MICHIGAN
                                     (as the successor-in-interest to NBD Bank), as Trustee



                                     By: /s/ Kelly Low
                                         ____________________________________
                                         Name: Kelly Low
                                         Title: Authorized Officer

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